ASSIGNMENT AGREEMENT
                           (Deerfield Beach, Florida)

     THIS ASSIGNMENT AGREEMENT made this 3rd day of July, 1996, by and among The CarePlex Group, Inc. ("CAREPLEX"), a Delaware corporation, CareMatrix of Massachusetts, Inc. (f/k/a CareMatrix Corporation), a Delaware corporation ("Assignor"), and Chancellor of Massachusetts, Inc., a Delaware corporation ("Assignee").

                                   WITNESSETH

     WHEREAS, CarePlex has entered into that certain Purchase Agreement (the "Purchase Agreement"), dated March 5, 1996, relating to a certain parcel of land located in Deerfield Beach, Florida (the "Land"), a copy of which is attached hereto as Exhibit A;

     WHEREAS, Assignor, an affiliate of Careplex, intends to develop the Land for an assisted/independent living facility consisting of approximately one hundred twenty-eight (128) units (the "Project");

     WHEREAS, upon the completion of construction of the Project, Assignor intends to provide operational management services for the Project; and

     WHEREAS, (a) CarePlex desires to assign its rights and obligations under the Purchase Agreement to Assignor, and (b) Assignor desires to simultaneously therewith assign its rights and obligations under the Purchase Agreement to Assignee, and (c) Assignee desires to assume such rights and obligations.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. CarePlex hereby assigns, sets over and transfers unto Assignor to have and to hold from and after the date hereof, all of the right, title and interest of CarePlex in, to and under the Purchase Agreement, and Assignor hereby accepts the within assignment and assumes and agrees with CarePlex, to perform and comply with and to be bound by all of the terms, covenants, agreements, provisions and conditions of the Purchase Agreement on the part of CarePlex thereunder to be performed on and after the date hereof, in the same manner and with the same force and effect as if Assignor had originally executed the Purchase Agreement.

     2. Assignor hereby assigns, sets over and transfers unto Assignee to have and to hold from and after the date hereof, all of the right, title and interest of Assignor in, to and under the Purchase Agreement, and Assignee hereby accepts the within assignment and assumes and agrees with Assignor, to perform and comply with and to be bound by all of the terms, covenants, agreements, provisions and conditions of the Purchase Agreement on the part of Assignor thereunder to be performed on and after the date hereof, in the same manner and with the same force and effect as if Assignee had originally executed the Purchase Agreement.

     3. Assignor and Assignee agree that Assignor shall act as developer of the Project pursuant to a turnkey development agreement in form and substance reasonably satisfactory to each of Assignor and Assignee.

     4. Assignor and Assignee agree that Assignor shall, upon completion of construction of the Project, provide operational management services for the Project pursuant to a management agreement in form and substance reasonably satisfactory to each of Assignor and Assignee.

     5. Assignor agrees to indemnify and hold harmless Assignee from and against any and all Claims (as defined in paragraph 7 hereof) accruing or arising under the Purchase Agreement on or before the date hereof.

     6. Assignee agrees to indemnify and hold harmless Assignor from and against any and all Claims accruing or arising under the Purchase Agreement after the date hereof.

     7. For the purposes of this Agreement, the term "Claims" means all costs, claims, obligations, damages, penalties, causes of action, losses, injuries, liabilities and expenses (including, without limitation, reasonable legal fees and expenses).

     8. This Agreement (i) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, (ii) shall be governed by the laws of the Commonwealth of Massachusetts, and (iii) may not be modified orally, but only by a writing signed by both parties hereto.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

                                       THE CAREPLEX GROUP, INC.

                                       By:  /s/ James M. Clary
                                          -------------------------------
                                          Name: James M. Clary
                                          Title:

                                       ASSIGNOR:

                                       CAREMATRIX OF
                                       MASSACHUSETTS, INC.

                                       By:  /s/ James M. Clary
                                          -------------------------------
                                          Name: James M. Clary
                                          Title:

                                       ASSIGNEE:

                                       CHANCELLOR OF
                                        MASSACHUSETTS, INC.

                                       By:  /s/ James M. Clary
                                          -------------------------------
                                          Name: James M. Clary
                                          Title:

                                                                       Exhibit A

                             PURCHASE-SALE AGREEMENT

     THIS PURCHASE-SALE AGREEMENT (the "Agreement") is made as of the 5 day of March, 1996 (the "Effective Date"), by and between HMH REALTY COMPANY, INC. and HMC RETIREMENT PROPERTIES, INC. (formerly known as Marriott Retirement Communities, Inc.) (collectively, the "Seller"), both Delaware corporation having its principal offices at c/o Host Marriott Corporation, 10400 Fernwood Road, Bethesda, Maryland 20817, and THE CAREPLEX GROUP, INC. ("Buyer"), a Delaware corporation having an address at 197 First Avenue, Needham, Massachusetts 02194, ATTN: Bernard N. Plante, Vice President.

     WHEREAS, Seller is the owner of certain real property containing approximately 4.0754 acres (the "Premises") located at Deer Creek Boulevard and Hillsboro Boulevard, Deerfield Beach, Florida, and more particularly described in the text of the first of the forms of deeds attached hereto as Exhibit A and made a part hereof and as the double cross-hatched area on the exhibit attached to the second of the forms of Deeds attached hereto as Exhibit A and made a part hereof), and the owner of the dominant estate in connection with an easement over the area (the "Easement Area") triple cross hatched area on the HMC Retirement Properties, Inc. Deed, and including any and all improvements located on the

Premises and Easement and appurtenances to the premises and Easement Area. The "Premises" shall be deemed to include (i) all rights1 title and interest, if any, of Seller in, to and with respect to any land lying in the bed of any street, road, avenue or way, open or proposed, in front of or adjoining the Premises, to the center thereof; and (ii) all easements appurtenant to the Premises, if any, including, but not limited to, easements over the Easement Area now or hereafter granted and privileges or rights of way over any property adjoining the Premises which enure to the benefit of the Premises or the fee owner thereof and over such streets, lots, avenues and ways, and any and all other appurtenances, privileges and hereditaments belonging to or in any way appertaining to the Premises; and

     WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller the Premises.

     NOW, THEREFORE, in consideration of the covenants, conditions, and agreements contained herein and in consideration of the purchase price to be paid by Buyer to Seller as hereinafter provided, it is hereby agreed as follows:

     1. Sale of Premises. Seller hereby agrees to sell to Buyer and Buyer hereby agrees to purchase from Seller at Closing (defined below) the Premises. At Closing, Buyer shall assume and be responsible for all the obligations of Seller which run with the land being hereby conveyed except as properly identified as provided in Section 2.a. or elsewhere in this Agreement.

     2. Conditions Precedent. Buyer's obligation to close under this Agreement is expressly conditioned upon the satisfaction of the following conditions precedent (the "Conditions Precedent"), at Buyer's sole cost and expense, which Buyer shall use all due diligence to satisfy:

          a. Title. (1) Buyer has ordered a pro forma title insurance commitment (marked-up copy attached hereto as Exhibit B-1) (the "Commitment") and a survey by a licensed surveyor relating to part of the Premises but excluding the Easement Area. Buyer has made objection to the fact that the easement (the "Easement") for the Easement Area, in the form attached hereto as Exhibit B, has not been executed and recorded. It shall be a condition precedent to Buyer's obligation to close this transaction that Seller have duly recorded a fully executed Easement. Buyer shall not be entitled to lodge any further objections to the title and survey of the Parcel 1 and Parcel 2 identified on Exhibit B-1. On or before April 1, 1996, Buyer may order, at Buyer's cost and expense, and upon receipt, shall deliver a copy to Seller of, an endorsement to the Commitment which (i) adds the Easement to Item 3, Schedule A of the Commitment, as an appurtenance to the Premises, (ii) adds the legal description of the Easement Area to Item 4, Schedule A of the Commitment, (iii) adds no further requirements to Schedule B-1 of the Commitment and (iv) adds exceptions or matters to Schedule B-l as affect the Easement Area (the "Endorsement") and a survey of the Easement Area by a licensed surveyor (the "Survey"). On or before April 1, 1996, Buyer (i) shall notify Seller in writing that Buyer approves of the Endorsement and the Survey; or (ii) Buyer shall identify to Seller in writing its objections to the Endorsement and the Survey ("Objections"), which Objections shall be only matters which "render title unmarketable" (as defined below). A matter shall be deemed to "render title unmarketable" only if it would have a material adverse effect on Buyer's construction or use of the Premises for an Adult Congregate Living Facility ("ACLF") with 128 ACLF units with customary appurtenant uses (the "Intended

Use"). The presence of the usual printed exceptions contained in the standard forms of title insurance are not valid Objections; provided, however, that the foregoing shall not be deemed to restrict or limit Buyer's right to object to matters which are revealed by the Report or Survey as set forth above. Further, the existence of any unpaid corporate or franchise taxes of Seller shall not be deemed valid Objections provided all past reports have been filed by Seller with the state tax department or other departments where reports are to be filed, and provided (a) Seller agrees to indemnify and defend Buyer against any loss (including reasonable attorney's fees) which may result from the existence of any such unpaid taxes and (b) Buyer's title insurance policy does not take any exceptions for such matters and/or such matters are insured over by the Title Company. If Objections are not timely made, Buyer shall be deemed to have approved the Report and the Survey and the parties shall proceed to Closing. Within five (5) days of Seller's receipt of any Objections, Seller shall notify Buyer in writing ("Cure Notice") that (x) the Objections will be cured by Seller as of Closing or (y) such Objections will not be cured. If the Cure Notice states Seller will not cure an

Objection, Buyer shall notify Seller in writing within three (3) days of receipt of the Cure Notice whether Buyer shall (a) waive its objections and proceed to Closing, or (b) terminate this Agreement and receive a prompt return of its Deposit (defined below), as Buyer's sole and exclusive remedy at law and in equity. If Buyer fails to respond to said Seller's Cure Notice, Buyer shall be deemed to have elected to proceed to Closing. Notwithstanding anything contained herein to the contrary, at Buyer's option, Seller shall be obligated to cure any Objections which relate to voluntary liens or encumbrances placed upon the Premises securing the payment of monetary obligations (excluding taxes which Seller indemnifies and defends Buyer against and insures as aforesaid). Except as aforesaid, Seller shall have no obligation to cure any Objection unless Seller's Cure Notice states that such Objection will be cured.

          b. Site Development Plan and Approvals Excluding Certificate of Need. On or before April 25, 1996, Buyer shall apply for (i) the required site development plan and related conditional use permit and parking variance, and
(ii) delegation request approval ("Delegation") (the items in (i) and (ii) together, but excluding the CON (defined below), the "Approvals") for development of the Premises for the Intended Use, provided however, that the Delegation applied for and obtained by the Buyer shall be delivered to the Title Company to be held by it in escrow until the Closing at which time it shall be released to Buyer; provided however that if the Closing does not occur, the Delegation held by the Title Company will be released to Seller. Buyer agrees to keep Seller informed of the status of all submissions and applications. Notwithstanding anything in this Agreement to the contrary, Buyer agrees that obtaining a Certificate of Need (the "CON") required by the State of Florida for the operation of the 30-bed nursing facility shall not be a condition precedent to Closing and shall not delay Closing. Seller acknowledges that Buyer is not required to request the CON, but that if Buyer requests the CON, Seller will cooperate with Buyer in Buyer's attempts to obtain such CON. The date of submission for application for the Approvals shall be the "Application Date". On or before November 29, 1996, Buyer shall have obtained approval for all the Approvals (excluding the CON the obtaining of which is not a condition precedent to Closing) with all appeal periods having expired with no appeal having been filed

(the Approval Date"). In the event said Approvals have not been so obtained by the Approval Date and Buyer demonstrates to Seller's reasonable satisfaction that Buyer has diligently applied for the Approvals and such failure is not based on any fault or default of Buyer but stems from delays on the part of the governmental authorities (the "Authorities") having jurisdiction over the granting of the Approvals, or on the part of other third parties not under the control of Buyer, Seller shall grant Buyer the amount of time estimated by the Authorities, or if no such estimate is provided by the Authorities, as reasonably estimated by Buyer necessary to obtain the Approvals, and for the expiration of any applicable appeal period; provided, however, the maximum amount of extension shall not extend past December 16, 1996.

          c. Soil. Environmental and Other Site Condition Investigations. On or before April 1, 1996, Buyer shall obtain, at its sole cost and expense, soil, geological, physical or other test reports (collectively, the "Investigations")
(i) revealing no site conditions which will materially adversely affect the development, construction and operation of the buildings, structures, and improvements to be constructed by Buyer for the Intended Use (the

"Improvements"), including, but not limited to, the availability of utilities adequate to service the Improvements, (ii) Phase I environmental assessment or test report demonstrating that the Premises, either on its surface or underground, has not been used for or exposed to the release, storage, or placement of hazardous or toxic wastes or substances, pollutants, or any other matter which would represent an environmental risk or hazard to the Premises, or persons or things coming in contact with the Premises, and (iii) demonstrating that zoning, comprehensive plan designation and concurrency status for the Premises allows the Intended Use (excluding any need for the CON).

          d. Waiver of Conditions precedent. Buyer may at any time, at its election, by written notice to Seller waive any or all of the Conditions Precedent and proceed to Closing without any abatement of or reduction in the Purchase Price (defined below).

          e. Failure of Conditions Precedent. In the event of the failure of any of the Conditions Precedent, Buyer may, by written notice to Seller within five
(5) days after the outside date specified for satisfaction of the respective Conditions precedent; terminate this Agreement whereupon this Agreement shall be of no further force or effect, and Buyer shall be entitled to the prompt return of the Deposit (defined below), as Buyer's sole and exclusive remedy at law or in equity and neither party shall have any further rights or liabilities under the terms of this Agreement. If Buyer does not timely exercise its right to terminate in accordance with the terms of this Agreement, Buyer shall be deemed to have waived such right and the parties shall proceed to Closing.

     3. Purchase Price. The purchase price (the "Purchase Price") to be paid by Buyer to Seller for the Premises is One Million One Hundred Thousand Dollars ($1,100,000.00), and shall be paid as follows:

          a. Deposit. Simultaneous with Buyer's execution of this Agreement, Buyer shall deposit with the Title Company, Fifty Thousand Dollars ($50,000.00) (such amount and any interest earned thereon, the "Deposit") by wire transfer or certified or bank cashier's check to be held in escrow by the Title Company as a good faith deposit and to be credited toward the purchase Price at Closing. The Deposit will be placed in an interest bearing account. In the event that Buyer shall default in its performance in accordance with the terms and conditions of this Agreement, Seller may, at its sole and exclusive option, and as its sole and exclusive remedy, declare this Agreement null and void, in which case there shall be no further obligations hereunder on the part of either party and the Deposit shall be retained by Seller as liquidated damages, as Seller's sole and exclusive remedy at law and in equity, it being agreed that damages to Seller in such event would be difficult to ascertain and that the amount of the Deposit represents a fair estimate of such damages. As noted above, if this Contract is terminated for a failure of any of the Conditions Precedent without any default, the Deposit shall be promptly returned to Buyer, as Buyer's sole and exclusive remedy at law and in equity, in which case there shall be no further obligations hereunder on the part of either party.

          b. Balance of purchase Price. At Closing, Buyer shall pay to Seller the balance of the Purchase Price by wire transfer of immediately available funds to an account designated by Seller. There shall be no increase in or reduction of the purchase Price if the actual acreage of the Premises is other than as is previously stated. Notwithstanding the foregoing sentence, Seller confirms that pursuant to Section 2.a. hereinabove, Buyer has the opportunity to make timely objections to the Survey.

     4 Deed. At Closing, Seller agrees to convey good, record, marketable and insurable fee simple title to the Premises by a deed in the form accepted by Seller when Seller acquired the Premises (the "Deed") in the form attached hereto as Exhibit A and free and clear of all tenancies, liens, encumbrances, and encroachments, and subject only to such covenants, conditions, restrictions, and easements as shall affect the Premises and be of record on the earlier of
(a) the date that title is examined and accepted by Buyer; or (b) the date that the right to object to Objections expires without such Objections being made, as the case may be.

     5. Closing. Unless this Agreement is terminated as herein provided, the consummation of the purchase and sale provided herein (the "Closing") shall be by escrow at the Title Company, on the date (the "Closing Date") which is thirty
(30) days after the Approval Date, as the same may be extended pursuant to
Section 2.b; provided, however, notwithstanding anything to the contrary in this Agreement, the Closing Date shall occur no later than December 16, 1996. Buyer shall give Seller at least five (5) days' prior written notice of the Closing Date in order that Seller may have such time to prepare for an orderly transfer of the Premises. Buyer or the Title Company, at Buyer's direction, shall deliver a preliminary settlement statement to Seller at least three (3) business days prior to the Closing Date. The parties agree that time is of the essence in this Agreement.

     6. Delivery of Documents and Proceeds at Closing. At Closing, Buyer shall deliver to Seller sums representing the balance of the Purchase Price, together with all other instruments required under this Agreement to be so delivered to Seller by Buyer. At Closing, Seller shall deliver to Buyer the Deed duly executed and acknowledged by Seller, together with all other instruments required under this Agreement to be so delivered to Buyer by Seller.

     7. Closing Costs. Seller agrees to pay the cost of preparing the Deed, the Broker's Fee (defined below) and Seller's pro-rata share of real estate taxes as described in Section 9 below. Buyer agrees to pay the Investigations and all other costs of settlement, including, but not limited to, title insurance costs (including preparation of the Report), survey charges, subdivision costs, conveyancing costs, escrow fees, transfer taxes, stamps, notary fees, recording fees, and all other settlement or Closing charges or costs. The parties will pay their own attorneys' or accountants' fees.

     8. Condition of Premises. Buyer accepts the Premises, including the improvements located thereon, in "AS IS" condition as of the Effective Date, ordinary wear and tear and normal deterioration between the Effective Date and the Closing Date excepted, it being hereby expressly understood (i) that Seller has made no representations or warranties with respect to such Premises and (ii) that at or before the Closing Date, except as herein or in the Deed otherwise stated, Buyer will have accepted the Investigations.

     9. Prorations. All taxes, assessments and interest, if any, shall be prorated between Buyer and Seller as of the Closing Date, however, in connection with this transaction Buyer agrees to pay any and all sales, use, transfer or other like taxes payable to or legally assessed by any governmental authority having or asserting jurisdiction thereover; provided, however, that the foregoing shall not be deemed to obligate Buyer to pay any federal or state income tax on the sale of the Premises which would otherwise be the responsibility of Seller. Prorations shall be based upon current year 5 taxes and assessments, and if not available, upon figures for the preceding year, in which event Buyer and Seller shall readjust the prorations when the current year's taxes and assessments become available.

     10. Commission. Seller represents and warrants that the sole broker for this transaction is CB Commercial Real Estate Group, Inc. and that at Closing, Seller shall pay any a brokerage commission to CB Commercial Real Estate Group, Inc. pursuant to a separate agreement. Buyer and Seller represent and warrant that this Agreement was brought about without the aid of any other agent or broker who dealt with the respective parties and that there are no commissions or finder's fees due to any other person, firm, or corporation as a result of this Agreement based on dealings with the respective party. Each party agrees to indemnify and defend the other from and against any claims that may be made against the other for any type of a real estate commission or finder's fee as a result of a breach of the foregoing representations and warranties.

     11. Risk of Loss. Subject to the provisions of paragraph 9 hereinabove, the risk of loss or damage to the Premises by casualty up to the Closing shall be borne by Seller and any risk of loss or damage to the Premises by casualty after the Closing shall be borne by Buyer. If at any time prior to Closing all or any portion of the Premises are damaged or destroyed as a result of fire or other casualty, Seller shall have the option of (i) repairing the damage prior to Closing or allowing the Buyer a credit against the Purchase Price for the mutually agreed cost of repairing the damage and proceeding to Closing, or (ii) terminating this Agreement, whereupon the Deposit, including any interest accrued thereon, shall be promptly returned to Buyer, as its sole and exclusive remedy at law or in equity and neither party shall have any further rights or liabilities hereunder. Buyer shall have the right to waive any claim it may have as a result of any damage caused to the Premises by casualty and proceed to settlement without any abatement of the Purchase Price.

     12. Condemnation. In the event condemnation proceedings which would have a material adverse effect on Buyer's Intended Use of the Premises are instituted or threatened by the taking authority's submission of a firm offer in lieu of condemnation, or otherwise, prior to Closing, Buyer shall have the option to (i) terminate this Agreement whereupon this Agreement shall be of no further force or effect, and Buyer shall be entitled to a return of the Deposit as its sole and exclusive remedy at law or in equity, and neither party shall have any further rights or liabilities under this Agreement, or (ii) proceed with the purchase of the Premises in accordance with the terms hereof without any abatement of the Purchase Price and receive an assignment from Seller of all of Seller's right, title, and interest in and to any proceeds or award resulting from such condemnation.

     13. Assignment. Buyer may not assign its rights or delegate its obligations under this Agreement without the prior written consent of Seller; provided, however, Buyer shall have the right to assign this Agreement to an affiliate of Buyer controlled by Abraham D. Gosman of Palm Beach, Florida, or any of his family members, provided that Buyer shall guarantee the performance of such assignee hereunder and promptly provides notice of such assignment to Seller.

     14. Survival of Representations. Unless the context otherwise requires, warranties, covenants, agreements, and indemnities set forth in or made pursuant to this Agreement shall remain operative and shall survive for a period of one
(1) year after the Closing Date and the execution and delivery of the Deed shall not be merged therein. Notwithstanding the foregoing, there shall be no time limit on the warranties contained in the Deed.

     15. Headings. Headings of the sections hereof are inserted for convenience only and shall not constitute a part of this Agreement.

     16. Waiver. The failure of either party to enforce any condition or provision of this Agreement at any time shall not be construed as a waiver of that condition or provision nor shall it operate as a forfeiture of any right to future enforcement of any such condition or provision.

     17. Gender and Number. Words of any gender shall be held to include any other gender and words in the singular number shall be held to include the plural and vice versa, as the context may require.

     18. Possession. Possession of the Premises shall be delivered to Buyer at Closing free and clear of all tenants or occupants, and in all respects in accordance with the terms of this Agreement

     19. Notice. All notices required or permitted to be given hereunder shall be in writing and delivered personally or sent by United States registered or certified mail, postage prepaid, return receipt requested, or by express delivery service which provides for return receipts, addressed to the parties as follows:

     To Seller                                    To Buyer:
     ---------                                    ---------

c/o Host Marriott Corporation                197 First Avenue
10400 Fernwood Road                          Needham, MA  02194
Bethesda, MD  20817
Attn: Rodney Judd                            ATTN: Bernard N. Plante
Corporate Real Estate Dept. 906                    Vice President

     with a copy to:
     ---------------

c/o Host Marriott Corporation                197 First Avenue
10400 Fernwood Road                          Needham, MA  02194
Bethesda, MD  20817
Attn:  Pamela J. Murch, Esq.                 ATTN: James M. Clary, III, Esq.
Law Dept. 923
or to such other address as the parties may direct by notice given as hereinabove provided. Notice shall be deemed given when received as evidenced by the return receipt or the date such notice is first refused, if that be the case.

     20. Successors and Assigns. The terms, conditions, and covenants contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the respective parties hereto.

     21. Right of Entry. Until the Investigations Deadline, Seller shall permit Buyer access to the Premises at all reasonable times for the purpose of making, at Buyer's expense, soil and engineering studies of the Premises and the Investigations, provided that Buyer shall not excavate or alter the grade of the Premises except as required to perform the Investigations and Buyer shall repair and restore the Premises to its condition existing prior to Buyer's entry. Buyer shall indemnify, defend, and hold Seller harmless from and against any and all liabilities, obligations, claims, damages, demands, penalties, causes of action, costs, and expenses (including reasonable attorneys' fees), whether arising out of injury to persons (including death) or damage to the

Premises or adjoining property or loss of any personal property or otherwise, arising out of Buyer's entry or activities on the Premises. Buyer shall, if required by Seller, maintain and deliver to Seller policies of comprehensive general liability insurance in such amounts, covering such risks and in such form as may be reasonably requested by Seller.

     22. [Intentionally Omitted]

     23. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior and contemporaneous agreements and undertakings of the parties pertaining to the subject matter hereof. This Agreement may not be modified except by a written instrument duly executed by the party hereto against whom the modification is sought to be enforced.

     24. Seller Deliveries. The Buyer's obligations hereunder are conditioned upon the Seller signing and delivering at the Closing such documents as may be customarily and reasonably requested by the Title Company providing title insurance to the Buyer and/or the Buyer's lender, including without limitation:
(i) so-called affidavits with respect to mechanic's liens and parties-inpossession so as to allow Buyer and/or the Buyer's lender to obtain title insurance policies free from any exceptions for such matters; (ii) a Form 1099-B which shall be filed with the Internal Revenue Service; and (iii) an affidavit or certificate in compliance with IRC Section 1445(b) (2) and the regulations promulgated thereunder.

     25. Due Authorization. Each person signing this Agreement on behalf of the Seller and Buyer represents to the other, the same to be true, as of the date hereof and as of the date of Closing, that the Seller and Buyer have taken all steps necessary or desirable to authorize the execution and performance of this Agreement and that upon the execution hereof by that person on behalf of the Seller and Buyer, this Agreement shall be binding and enforceable upon the Seller and Buyer.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       SELLER:
ATTEST:                                HMH REALTY COMPANY, INC.

By: /s/ David L. Buckley               By: /s/ PJ Murch
   ---------------------------            -----------------------------
Name:  David L. Buckley                Name: PJ Murch
     -------------------------              ---------------------------
Title: Asst Secretary                  Title: Vice President
      ------------------------               --------------------------

ATTEST:                                HMC RETIREMENT
                                       PROPERTIES, INC.

By: /s/ David L. Buckley               By: /s/ PJ Murch
   ---------------------------            -----------------------------
Name:  David L. Buckley                Name: PJ Murch
     -------------------------              ---------------------------
Title: Asst Secretary                  Title: Vice President
      ------------------------               --------------------------

                                       BUYER:

ATTEST:                                THE CAREPLEX GROUP, INC

By: /s/ [Illegible]                    By: /s/ Andrew Gosman
   ---------------------------            -----------------------------
Name:  [Illegible]                     Name:  Andrew Gosman
     -------------------------              ---------------------------
Title: Vice President                  Title: President
      ------------------------               --------------------------

                                    EXHIBIT A

                                 FORM OF DEEDS

                                   [ATTACHED)

                                   Exhibit A
                                                               95-306006  T#001
                                                               07-19-95  09:22AM
This instrument prepared by                                    $  7700.00
and Returned to:                                               DOCU. STAMPS-DEED

David L. Buckley, Esquire                                      RECVD.BROWARD CTY
Host Marriott Corporation                                      B. JACK OSTERHOLT
Law Department 72-923
10400 Fernwood Road                                            COUNTY ADMIN.
Bethesda, Maryland 20617-1109

                              SPECIAL WARRANTY DEED

     THIS SPECIAL WARRANTY DEED made and executed the 25th day of March, 1995 by HMC Retirement Properties, Inc., (successor by name change to Marriott Retirement Communities, Inc., and wholly-owned subsidiary of Host Marriott Corporation), a Delaware corporation having its principal place of business at 10400 Fernwood Road, Bethesda, Maryland 20618-1109, hereinafter called grantor, to

     HMH REALTY COMPANY, INC., a Delaware corporation an wholly-owned subsidiary of Host Marriott Corporation whose address is 10400 Fernwood Road, Bethesda, Maryland 20817-1109, hereinafter called the grantee:

     (Wherever used herein the terms "grantor" and "grantee" include all the parties to this instrument and their successors and assigns).

     WITNESSETH: That the grantor, for no consideration, but as part of a reallocation of assets among wholly-owned subsidiaries of Host Marriott Corporation, by these presents does grant, bargain, sell, alien, remise, release, convey and confirm unto the grantee, all that certain land situate in Broward County, Florida, viz:

     Parcel "A", of THE CENTRE OF DEER CREEK, according to the Plat thereof, recorded in Plat Book 110, Page 3, of the Public Records of Broward County, Florida.

     TOGETHER with all the tenements, hereditaments and appurtenances thereto belonging or in any way appertaining.

     TO HAVE AND TO HOLD the same in fee simple forever.

     AND the grantor hereby covenants with said grantee that the grantor is lawfully seized of said land in fee simple; that the grantor has good right and lawful authority to sell and convey said land, and that the grantor hereby fully warrants the title to said land and will defend the same against the lawful claims of all persons claiming by, through or under the grantor.

     IN WITNESS WHEREOF, grantor has caused these presents to be executed by its proper officer thereunto duly authorized, and its seal affixed, the day and year first above written.

Signed, sealed and delivered           HMC RETIREMENT PROPERTIES, INC.,
in the presence of:                    a Delaware corporation.

/s/ Abbi J. Weisman                    By: /s/ PJ Murch
-------------------------------           ----------------------------------
Abbi J. Weisman                           Vice President
                                          Pamela J. Murch
/s/ Carol A. Caruso
-------------------------------
    Carol A. Caruso
                                       Attest:

/s/ Abbi J. Weisman                    By: /s/ [Illegible]
-------------------------------           ----------------------------------
Abbi J. Weisman                           [Illegible]

/s/ Lisa R. Smith
-------------------------------                               (SEAL)
    Lisa R. Smith

                              GENERAL WARRANTY DEED

     THAT, ILSE I. GALE, a single woman, (hereinafter called "Grantor"), with her address at 900 N.E. 4th Court, Deerfield Beach, Florida 33441, in consideration of the sum of TEN AND NO/l00 Dollars ($10.00) and other good and valuable consideration, cash in hand paid by MARRIOTT RETIREMENT COMMUNITIES, INC., a Delaware corporation, with its address at 10400 Fernwood Road, Bethesda, Maryland 20058, (hereinafter called "Grantee"), the receipt and sufficiency of which is hereby acknowledged and confessed, has GRANTED, SOLD AND CONVEYED, and by these presents does GRANT, SELL and CONVEY unto the said Grantee all that certain real property together with all improvements situated thereon, located in Broward County, Florida, to-wit:

                            SEE EXHIBIT "A" ATTACHED

     SUBJECT to any and all valid and subsisting restrictions, easements, right of ways, mineral and royalty reservations, maintenance charges, zoning law's, ordinances of municipal and/or other governmental authorities, conditions and covenants, if any, applicable to and enforceable against the above-described property legally and properly of record in the Office of the County Clerk of Broward County, Florida.

     TO HAVE AND TO HOLD the above described premises, together with all and singular the rights and appurtenances thereto in anywise belonging, unto said Grantee, its successors and assigns forever; and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND all and singular the said premises unto the said Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof.

     The use of any pronoun here into refer to Grantor or Grantee shall be deemed a proper reference even though Grantor and/or Grantee may be an individual (either male or female), a corporation, a partnership or a group of two or more individuals, corporations and/or partnerships and when this deed is executed by or to a corporation, or trustee, the words "heirs, executors and administrators" or "heirs and assigns" shall, with respect to such corporation, or trustee, be construed to mean "successors and assigns".

     Grantor warrants and represents that all taxes and assessments against said Premises for prior years have been paid.

     All taxes and assessments incurred, or to be incurred, for the current year have been prorated to the date hereof and Grantee assumes payment thereof.

            EXECUTED this the 21ST day of May, 1990

WITNESSES                              GRANTOR:

/s/ [Illegible]                        By: /s/ Ilse I. Gale
--------------------------------          ------------------------------
                                          Ilse I. Gale

/s/ [Illegible]
--------------------------------

STATE OF FLORIDA      :
COUNTY OF PALM BEACH  : ss:

     I hereby certify, that on this 21 day of May, 1990, before me Kerry D. Safier, personally appeared ILSE I. GALE, and acknowledged the foregoing instrument to be his act and executed the same for the purposes therein contained.

     In witness whereof I hereunto set my hand and official seal.

                                       /s/ Kerry D. Safier
                                       ------------------------------------
                                       Notary Public
[SEAL]

                                       Kerry D. Safier
                                       ------------------------------------
                                       Printed Name of Notary

My Commission Expires: June 24, 1992
                                       NOTARY PUBLIC STATE OF FLORIDA
                                       MY COMMISSION EXP JUNE 24, 1992
                                       BONDED THRU GENERAL INS. UND.

  WHEN RECORDED, RETURN TO:                PREPARED BY:

Glenn M. Lee, Esq                          Jerome J. Kraisinger, Esquire
Stuzin and Camner, P.A.                    Marriott Corporation
999 Brickell Avenue                        Law Department 923
4th Floor                                  10400 Fernwood Road
Miami, Florida 33131                       Bethesda, Maryland  20058

                      [Sketch and Description of Property]

                                  EXHIBIT B-1

                             MARKED-UP TITLE POLICY

                                   [ATTACHED]

                     FIRST AMERICAN TITLE INSURANCE COMPANY

                                   Schedule A

Agent's
   File No.:  14900.00080/RMG/amw               Committment No. FA-CC-05236
Date Issued:  December 14, 1995
Date Effective:  November 28, 1995 at 5:00 p.m.

2.   Policy or Policies to be issued:           Amount of Policy: $1,100,000.00

     (a) A.L.T.A. Owner's Policy Form (10/17/92) (with Florida Modifications)

         Proposed Insured:

     (b) A.L.T.A. Loan Policy (10/17/92)        Amount of Policy: $
                      (with Florida Modifications)

         Proposed Insured:

3. The estate or interest in the land described or referred to in this Committment and covered herein is an estate or interest designated as follows:

                                   Fee Simple

4. Title to the estate or interest in the land described or referred to in this Committment and covered herein (and designated ad indicated in No. 3 above) is, at the effective date, vested in:

     HMH REALTY, INC., a Delaware corporation, as to Parcel 1

     HMC RETIRMENT PROPERTIES, INC., a Delaware corporation, as to a portion of Parcel 2.

5. The land referred to in this Commitment is in the State of Florida, County of Broward and described as follows:

             SEE EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF

                                             GUNSTER, YOAKLEY, VALDES-FAULI
                                                   & STEWART

                                             BY:_____________________________
                                                Authorized Signatory

                     FIRST AMERICAN TITLE INSURANCE COMPANY
                                  SCHEDULE B-I
                                 (Requirements)

Agent's
   File No.:  14900.00080/RMG/amw                    Commitment No. FA-CC-05236

The following are the requirements to be complied with:

1. Payment to, or for the account of, the grantors or mortgagors of the full consideration for the estate or interest to be insured.

2. Payment of all taxes, assessments, levied and assessed against subject premises, which are due and payable.

3. Satisfactory evidence shall be produced that all improvements and/or repairs or alterations thereto are completed; that contractor, subcontractor, labor and materialmen are all paid in full.

4. Instruments in insurable form which must be properly executed, delivered and duly filed for record;

          (a) Warranty Deed from HMH REALTY, INC., a Delaware corporation, as to Parcel 1, to the Proposed Insured conveying the subject property.

          (b) Warranty Deed from HMC RETIREMENT PROPERTIES, INC., a Delaware corporation, as to a portion of Parcel 2, to the Proposed Insured conveying the subject property.

5.   Affidavit of Seller.

6.   Proof of payment of the 1995 real estate taxes.

7.   Certificate of Good Standing of HMH REALTY, INC., a Delaware corporation.

8. Certificate of Good Standing of HMC RETIREMENT PROPERTIES, INC., a Delaware corporation.

9.   Certificate of Good Standing of the Proposed Insured.

10. Corporate Resolutions of HMH REALTY, INC., a Delaware corporation, and HMC RETIREMENT PROPERTIES, INC., a Delaware corporation, authorizing and approving the conveyance of their respective properties.

                     FIRST AMERICAN TITLE INSURANCE COMPANY
                                  SCHEDULE B-11
                                  (Exceptions)

Agent's
   File No.:  14900.00080/RMG/amw                   Commitment No. FA-CC-05236

Schedule B of the policy or policies to be issued will contain exceptions to the following matters unless the same are disposed of to the satisfaction of the Company.

     1. Defacts, liens, encumbrances, adverse claims or other matters, if any, created, first appearing in the public records or attaching subsequent to the effective date hereof but prior to the date the proposed Insured acquires for value of record the estate or interest or mortgage thereon covered by this Commitment.

     2. Rights or claims of parties in possession not shown by the public records.

     3.   Easements, or claims of easements, not shown by the public records.

     4. Encroachments, overlaps, boundary line disputes, or other matters which would be disclosed by an accurate or inspection of the premises.

     5. Any lien, or right to a lien, for services, labor, or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

     6. Any adverse claim to any portion of said land which has been created by artificial means or has accreted to any such portioon so created and riparian rights, if any. Upon a review of the original government lot survey showing this property not to be submerged land, this exception will be deleted.

     7. Taxes or special assessments which are not shown as existing liens by the public records. Upon a review of the records of the county and local municipality and the payment of any taxes or special assessments, if any, this exception will be deleted.

     8.   Taxes for the year 1996 and thereafter.

     9. Matter as set forth on the plat of The Centre of Deer Creek, according to the Plat thereof, recorded in Plat Book 110, Page 3, as amended by Ordinace No. 1990/006 by the City Commission of the City of Deerfield Beach, dated February 6, 1990, recorded February, 1990 in Official Record Book 17159, Page 937, and Resolution recorded in Official Record Book 17399, Page 383, of the Public Records of Broward County, Florida.

                     SEE CONTINUATION SHEET ATTACHED HERETO.

                     FIRST AMERICAN TITLE INSURANCE COMPANY
                             SCHEDULE B-II continued
                                  (Exceptions)

Agent's
   File No.:  14900.00080/RMG/amw                   Committment No. FA-CC-05236

     10. Matter as set forth on the Plat of Brighton Gardens/NA-34, according to the Plat thereof, recorded in Plat Book 149, Page 18, of the Public Records of Broward County, Florida.

     11. Road Right of Way and Utility Easement to the City of Deerfield Beach recorded in Official Record Book 17791, Page 1, Public Records of Broward County, Florida.

     12. Temporary Grant of Easement to the City of Deerfield Beach recorded in Official Record Book 17163, Page 98, Public Records of Broward County, Florida.

     13. Declaration of Road Right of Way and Utility Easement to the City of Deerfield Beach recorded in Official Record Book 17859, Page 932, Public Records of Broward County, Florida.

     14. Grant of Easement to the City of Deerfield Beach recorded in Official Record Book 17766, Page 102, Public Records of Broward County, Florida.

     15. Grant of Easement to the City of Deerfield Beach recorded in Officia Record Book 17766, Page 109, Public Records of Broward County, Florida.

     16. Right-of-Way Easement granted to Southern Bell Telephone and Telegraph Company, from Ilse I. Gale, dated August 19, 1976, recorded August 23, 1976 in Official Record 6696, Page 969, Public Records of Broward County, Florida.

     17. Ordinance No. 1989/075 by the City Commission of the City of Deerfield Beach, dated January 9, 1990, recorded January 12, 1990 in Official Record Book 17080, Page 983, Public Records of Broward County, Florida.

     18. Survey prepared by Maynard H. Thompson of Consul-Tech Engineering, Inc., dated August 11, 1989, revised May 26, 1990, prepared Marriott Retirement Communities, Inc., shows the following: Encroachment of a three foot concrete sidewalk along approximately the Westerly 97.5 feet of the southern boundary of Parcel II.

                                    EXHIBIT B
                               EASEMENT AGREEMENT
                                   [ATTACHED]

                                GRANT OF EASEMENT

     THIS GRANT OF EASEMENT is made this ____ day of ____, 1996, between the City of Deerfield Beach, a municipal corporation organized under the laws of the State of Florida, hereinafter referred to as the Grantor, and HMC Retirement Properties, Inc. (successor by name change to MARRIOTT RETIREMENT COMMUNITIES, INC.,) a Delaware Corporation, having a mailing address of c/o Host Marriott Corporation, Department 923, 10400 Fernwood Road, Bethesda, MD 20817-1109, hereinafter referred to as the Grantee.

                                   WITNESSETH:

     Grantor, its heirs and assigns, for and in consideration of the sum of One ($1.00) Dollar and other good and valuable consideration to it in hand paid by the Grantee, receipt whereof is hereby acknowledged, does, by these presents, grant, convey and confirm unto the Grantee, its agents, successors and assigns, an exclusive easement, for the purposes below recited through and across the premises situated in the City of Deerfield Beach, County of Broward, State of Florida, as is more particularly described on Exhibit A which is attached hereto and by reference incorporated herein.

     The easement granted herein shall cover the right to enter upon the premises for ingress, egress, parking and the right to install and maintain landscaping and water and sewer utilities upon the easement property.

     FURTHER PROVIDED THAT, if the Grantee enters the property of the Grantor pursuant to this Grant of Easement, the Grantee shall exercise its rights hereunder in a manner reasonably designed to minimize interference with the Grantor's use of the balance of it property.

     FURTHER PROVIDED THAT the Grantor shall not build any structure on the easement granted herein, except that the Grantor shall have the right to continue the use of such premises as a pumping station site and for a pumping station and other utility purposes as may be required by Grantor.

     FURTHER PROVIDED THAT should the Grantee or its successors ever abandon use of the easement area, the easement rights granted shall terminate and revert to the Grantor.

     THIS GRANT OF EASEMENT shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.

     IN WITNESS WHEREOF, the Grantor has hereunto set its hand and seal the day and year first hereinabove written.

WITNESSES                                            CITY OF DEERFIELD BEACH

___________________________                       By:__________________________
                                                     Mayor

___________________________                                     [Corporate Seal]

ATTEST                                               Approved as to Form

___________________________                          __________________________
City Clerk                                                       , Esquire

                                                     City Attorney

State of Florida   )
                   )SS
County of Broward  )

     The foregoing was acknowledged before me this ___ day of _____, 1996, by _________________ and _______________ as Mayor and City Clerk of the City of Deerfield Beach, a Municipal Corporation organized under the laws of the State of Florida, on behalf of the Corporation.

                                                 ___________________________
                                                 NOTARY PUBLIC

                                                 My Commission expires:

                                                 [SEAL]

                                   "OLD SITE"
                               LEGAL DESCRIPTION:
                          LIFT STATION (TO BE VACATED)

A parcel of land lying in Section 3, Township 48 South, Range 42 East, Broward County, Florida, and being more particularly described as follows:

COMMENCE at the intersection of the Northerly Right-of-way line of Hillsboro Boulevard (S.R. No. 810), as recorded in the Official Records Book 2647, Pages 417, 427 and 429, also recorded in the Official Records Book 8022, Page 57 of the Public Records of Broward County, Florida, and the Easterly line of said
Section 3, as shown on the Plat of "The Centre of Deer Creek" as recorded in Plat Book 110, Page 3 of the Public Records of Broward County, Florida, and labeled as (P.O.B);

thence South 89 (degrees) 01' 08" West, along the Southerly line of Parcel "A" and Parcel "B" of said Plat and said Northerly Right-of-way line, a distance of
129.17 feet to the Point of Curvature of a curve concave to the North having a radius of 5669.58 feet;

thence along the arc of said curve to the right, through a central angle of 00(degrees) 22' 14", a distance of 36.66 feet to the POINT OF BEGINNING;

thence North 01(degrees) 13' 06" West, a distance of 43.82 feet;

thence South 88 (degrees) 41' 59" West, a distance of 50.00 feet;

thence South 01(degrees) 13' 06" East, to the aforesaid Northerly Right-of-way line, a distance of 43.00 feet to a point on a non-tangent curve concave to the North, having a radius of 5669.58 feet (radial bearing of North 00(degrees) 06' 19" West);

thence along the arc of said curve to the left, through a central angle of 00(degrees) 30' 19", along said Northerly Right-of-way line, a distance of 50.00 feet to the POINT OF BEGINNING.

Situated, lying and being in the City of Deerfield Beach, Broward County, Florida.

Containing 2172 square feet or 0.0499 acres more or less.

                            EXHIBIT "A", Sheet 1 of 2

             [This page is a sketch and description of the survey.]